IN THE ELEVENTH JUDICIAL CIRCUIT COURT
                                          IN MIAMI-DADE COUNTY, FLORIDA

                                          GENERAL JURISDICTION DIVISION

                                          CASE NO. 00-32262 CA 03

In Re:

MORTGAGE.COM, INC.,

                  Assignor,


TO:

LEWIS B. FREEMAN,

                  Assignee.
---------------------------------/

               EX PARTE PETITION TO SET AMOUNT OF ASSIGNEE'S BOND
               --------------------------------------------------


         Assignee, Lewis B. Freeman, requests this Court to set the amount of his bond pursuant to Section 727.104(2)(b), Florida Statutes, and states:

         1. The value of Assignor's assets is $18,529,180.00, and the estimated liquidation value of the assets is $2,500,000.00.1

         2. Section 727.104 (2)(B) requires the bond for double the assets' liquidation value.

         3. Further, section 727.104 (2)(B) authorizes the Court to grant this Petition on an ex parte basis, and allows reconsideration of the order setting the bond upon the motion of any party in interest.




--------
         1 The liquidation value of the Assignor's assets is so much lower than the scheduled value of the assets, because the mortgages which comprise most of the scheduled asset value have little, if any, equity.

                                                        CASE NO.: 00-32262 CA-03

         WHEREFORE, Assignee requests this Court to set the amount of his bond at $5,000,000.00.


Dated:  December 19, 2000

                                       MARKOWITZ, DAVIS, RINGEL & TRUSTY, P.A.
                                       Two Datran Center, Suite 1225
                                       9130 South Dadeland Boulevard
                                       Miami, Florida 33156
                                       Telephone: (305) 670-5000


                                       By:   /s/ Candis Trusty
                                          --------------------------------------
                                           CANDIS TRUSTY
                                           Florida Bar No.  335101
                                           ILAN MARKUS
                                           Florida Bar No.  097284





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